Exhibit 16.1

June 11, 2014

Securities and Exchange Commission

100 F Street, NW

Washington, D.C. 20549

Re:           Toron Inc.

We have read the statements included under Item 4.01 of Form 8-K to be filed by Toron Inc.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ Madsen & Associates CPA's, Inc.

Madsen & Associates CPA's, Inc.

Murray, UT 84107